Exhibit 99.1

Highland Transcend Partners I Corp. Announces

Redemption of Class A Shares

NEW YORK, NY / PRESSWIRE / November 22, 2022 / Highland Transcend Partners I Corp. (NYSE:HTPA) (the “Company”) today announced that it will redeem all of its outstanding Class A ordinary shares (the “Class A Shares”), effective as of December 8, 2022, because the Company will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association (the “Articles of Association”).

As stated in the Company’s Articles of Association, if the Company does not consummate an initial business combination within 24 months of the closing of the Company’s initial public offering, or December 7, 2022, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”) held with Continental Stock Transfer & Trust Company (“Continental”), including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), divided by the number of then outstanding Class A Shares, which redemption will completely extinguish the rights of the holders of Class A Shares (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the public shares is expected to be approximately $10.06 (the “Redemption Amount”).

The Company anticipates that the Class A Shares will cease trading as of the open of business on December 8, 2022. As of December 8, 2022, the Class A Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed Continental to take all necessary actions to liquidate the Trust Account. Registered holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account upon presentation of their respective share or unit certificates or other delivery of their shares or units to Continental, the Company’s transfer agent. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The redemption of the Class A Shares is expected to be completed within ten business days after December 7, 2022.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which ceased trading as of the open of business on November 12, 2022. The Company's initial shareholders have waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company's initial public offering.

The Company expects that The New York Stock Exchange will file a Form 25 with the U.S. Securities and Exchange Commission to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Highland Transcend Partners I Corp.

The Company is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based on the beliefs and reasonable assumptions of management, and actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statements after the date of this release, except as required by law.

Contact

Paul Maeder

paul@highlandtranscend.com